          EXHIBIT 11--STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                     WHIRLPOOL CORPORATION AND SUBSIDIARIES

                (MILLIONS OF DOLLARS EXCEPT EARNINGS PER SHARE)

                                                           1995   1994   1993
                                                          ------ ------ ------
Primary
  Average Shares Outstanding.............................   73.9   74.2   71.1
  Treasury Method (Average Market Price)
    Stock Options........................................    0.6    1.0    1.2
    Restricted Stock (RSVP)..............................    0.3    0.3    --
                                                          ------ ------ ------
  Primary Average Shares Outstanding.....................   74.8   75.5   72.3
                                                          ====== ====== ======
  Net Earnings Before Cumulative Effect of Accounting
   Change................................................ $209.4 $158.3 $230.7
  RSVP Amortization, net of tax..........................    --     --     --
                                                          ------ ------ ------
  Primary Net Earnings Before Cumulative Effect of
   Accounting Change..................................... $209.4 $158.3 $230.7
                                                          ====== ====== ======
  Earnings Per Share Before Cumulative Effect of
   Accounting Change..................................... $ 2.80 $ 2.10 $ 3.19
                                                          ====== ====== ======
  Less Cumulative Effect of Accounting Change............ $  --  $  --  $(2.52)
                                                          ====== ====== ======
  Earnings Per Share..................................... $ 2.80 $ 2.10 $ 0.67
                                                          ====== ====== ======
Fully Diluted
  Average Shares Outstanding.............................   73.9   74.2   71.1
  Treasury Method (Average Market Price or End of Period,
   whichever is greater):
    Stock Options........................................    0.9    1.2    2.0
    Restricted Stock.....................................    0.3    0.3    --
  Assumed Conversion of Debt (4,885 shares issued May
   1991).................................................    2.2    2.2    3.3
                                                          ------ ------ ------
  Fully Diluted Average Shares Outstanding...............   77.3   77.9   76.4
                                                          ====== ====== ======
  Net Earnings Before Cumulative Effect of Accounting
   Change................................................ $209.4 $158.3 $230.7
  Interest Expense, net of tax...........................    4.2    4.3    7.3
  RSVP Amortization, net of tax..........................    --     --     --
                                                          ------ ------ ------
  Fully Diluted Net Earnings Before Cumulative Effect of
   Accounting Change..................................... $213.6 $162.6 $238.0
                                                          ====== ====== ======
  Earnings Per Share Before Cumulative Effect of
   Accounting Change..................................... $ 2.76 $ 2.09 $ 3.11
                                                          ====== ====== ======
  Net Earnings........................................... $209.4 $158.3 $ 50.7
  Interest Expense, net of tax...........................    4.2    4.3    7.3
  RSVP Amortization, net of tax..........................    --     --     --
                                                          ------ ------ ------
  Fully Diluted Net Earnings............................. $213.6 $162.6 $ 58.0
                                                          ====== ====== ======
  Earnings Per Share..................................... $ 2.76 $ 2.09 $ 0.67*
                                                          ====== ====== ======

--------
* Since the fully diluted net earnings per share is anti-dilutive, the primary net earnings per share is presented.

                                      F-10